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                 CONSENT OF STRADLEY RONON STEVENS & YOUNG, LLP

We hereby consent to the reference to our firm in Pre-Effective Amendment No. 1 to the registration statement of AIM Core Allocation Portfolio Series (the "Trust") filed on December 19, 2005 and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to the Trust's registration statement.

/s/ Stradley Ronon Stevens & Young, LLP
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Stradley Ronon Stevens & Young, LLP

December 16, 2005